Exhibit 107

Calculation of Filing Fee Table

Registration Statement on Form S-1

(Form Type)

CONTRAFECT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)(4)	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Units, each consisting of one share of Common Stock, par value $0.0001 per share, one-half of one Class E Warrant to purchase one share of Common Stock, and one Class F Warrant to purchase one share of Common Stock (1)	457(o)	$15,000,000(2)	N/A	$15,000,000	0.00014760	$2,214.00
	Equity	Shares of Common Stock	457(o)	—	N/A	—	0.00014760	—
	Equity	Class E Warrants	457(o)	—	N/A	—	0.00014760	—
	Equity	Class F Warrants	457(o)	—	N/A	—	0.00014760	—
	Equity	Shares of Common Stock issuable upon exercise of Class E Warrants and Class F Warrants(3)	457(o)	$22,500,000(4)	N/A	$22,500,000	0.00014760	$3,321.00

	Total Offering Amounts					$37,500,000		$5,535.00

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$5,535.00

(1)

The shares of Common Stock, Class E Warrants and Class F Warrants must be purchased together in this offering, but will be issued separately and are immediately separable from one another. Accordingly, for convenience, the shares of Common Stock and the Warrants, purchased together, are referred to for purposes of this Exhibit 107 as “Units.”

(2)

Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(o) of the Securities Act of 1933, as amended. The aggregate maximum offering price of all Units issued pursuant to this registration statement will not exceed $15,000,000.00.

(3)

In addition to the Common Stock set forth in this table, pursuant to Rule 416 under the Securities Act, this registration statement also registers such indeterminate number of shares of Common Stock as may become issuable upon exercise of the Class E Warrants and Class F Warrants.

(4)

Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(o) of the Securities Act of 1933, as amended. The aggregate maximum exercise price of all shares of common stock underlying the Class E Warrants issued pursuant to this registration statement will not exceed $7,500,000.00, and the aggregate maximum exercise price of all shares of common stock underlying the Class F Warrants issued pursuant to this registration statement will not exceed $15,000,000.00, in each case, based on an assumed per share exercise price for the warrants of 100% of the public offering price per Unit in this offering.